SUB-ITEM 77Q1(E)

The Investment Advisory Agreement, dated September 14, 2011, by and between MFS Series Trust X, on behalf of its series MFS Emerging Markets Debt Local Currency Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 82 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.